UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2015

SUNEDISON, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13828	56-1505767
(Commission File Number)	(I.R.S. Employer Identification No.)

13736 Riverport Dr. Maryland Heights, Missouri	63043
(Address of Principal Executive Offices)	(Zip Code)

(314) 770-7300

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously reported, on January 29, 2015, SunEdison, Inc. (the “Company”) and TerraForm First Wind ACQ, LLC, a subsidiary of TerraForm Power Operating, LLC, as assignee of TerraForm Power, LLC (“Terra LLC”) under the Purchase Agreement (as defined below), completed the acquisition of First Wind Holdings, LLC (“First Wind”), pursuant to a Purchase and Sale Agreement, dated as of November 17, 2014, as amended by the First Amendment to the Purchase and Sale Agreement, dated as of January 28, 2015 (together, the “Purchase Agreement”), among the Company, Terra LLC, TerraForm Power, Inc., First Wind, the members of First Wind and certain other persons party thereto. The historical audited consolidated financial statements of First Wind and its subsidiaries as of December 31, 2013 and 2014, and for each of the years ended December 31, 2012, 2013 and 2014, are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Audited consolidated financial statements of First Wind Holdings, LLC and its subsidiaries as of December 31, 2013 and 2014, and for each of the years ended December 31, 2012, 2013 and 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON, INC.

Date: October 15, 2015	By:	/s/ Martin H. Truong
Name: Martin H. Truong
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Audited consolidated financial statements of First Wind Holdings, LLC and its subsidiaries as of December 31, 2013 and 2014, and for each of the years ended December 31, 2012, 2013 and 2014.